SETTLEMENT AGREEMENT AND MUTUAL RELEASE

This SETTLEMENT AGREEMENT AND MUTUAL RELEASE ("Settlement Agreement") is by, between, and among Saul Glosser ("Glosser"), D. Sean McEwen and KonaTel, Inc. (collectively, "KonaTel") (hereinafter, each a "Party" and collectively, the "Parties"), as follows:

WHEREAS, on August 28, 2019, an arbitration award was entered in favor of KonaTel and against Glosser before the American Arbitration Association at Case Number 01-18-003-2772 (the "Award"); and

WHEREAS, on November 5, 2019, the Court of Common Pleas of Allegheny County filed an order confirming the Award and entering judgment in favor of KonaTel in the amount of $357,913.76, plus $4,957.05 in arbitrator compensation, as well as continuing interest at a rate of six percent (6%) per annum (the "Judgment") at Case Number GD-19-013825; and

WHEREAS, following the entry of the Judgment, KonaTel initiated efforts to collect and enforce the Judgment; and

WHEREAS, the Parties have engaged in settlement negotiations, following which the Parties have agreed to compromise, settle, and resolve the dispute underlying the Award and any and all further enforcement of the Judgment: and

NOW THEREFORE, in consideration of the promises and mutual covenants herein contained, and other good and valuable consideration passing between and among the Parties, the receipt and sufficiency of which are hereby acknowledged, it is agreed as follows:

1. Settlement. Glosser will pay KonaTel the sum of THREE HUNDRED THOUSAND and 00/100 DOLLARS ($300,000.00), with a check made payable to KonaTel, Inc., and delivered to counsel for KonaTel within three (3) days of the full execution of this Agreement.

2. Satisfaction of the Judgment. Upon receipt of payment from Glosser, KonaTel will immediately cease all efforts to collect and enforce the Judgment and, within three (3) days of the full execution of this Agreement, KonaTel will file an executed Praecipe to Mark Judgment Satisfied at Case Number GD-19-013825 in the Court of Common Pleas of Allegheny County.

3. Release by KonaTel. In consideration of the foregoing undertakings by Glosser, KonaTel, Inc. and D. Sean McEwen, on behalf of himself, itself, and their respective predecessors, successors, subsidiaries, affiliates, members, officers, directors, employees, agents, heirs, personal representatives, and assigns, do hereby remise, release and forever discharge Glosser and his agents, heirs, personal representatives, and assigns from any and all actions, causes of action, suits, claims, demands, controversies, charges, judgments, debts and liabilities of any kind and nature whatsoever, whether known or unknown, liquidated or unliquidated, asserted or unasserted, in law or in equity, that KonaTel, Inc. and D. Sean McEwen have or may have against Glosser arising from or related to any employment agreement with Glosser, the Judgment, the Award, and the underlying arbitration held before the American Arbitration Association at Case Number 01-18-003-2772, including the November 1. 2014 Asset Purchase and Sales Agreement at issue therein.

4. Release by Glosser. In consideration for the foregoing undertakings of KonaTel, Glosser, on behalf of himself and his agents, heirs, personal representatives, and assigns, does hereby remise, release and forever discharge KonaTel Inc. and D. Sean McEwen and their predecessors, successors, subsidiaries, affiliates, members, officers, directors, employees, agents, heirs, personal representatives, and assigns from any and all actions, causes of action, suits, claims, demands, controversies, charges, judgments, debts and liabilities of any kind and nature whatsoever, whether known or unknown, liquidated or unliquidated, asserted or unasserted, in law

or in equity, that Glosser has or may have against KonaTel Inc. and D. Sean McEwen arising from or related to any employment agreement with KonaTel, the Judgment, the Award, and the underlying arbitration held before the American Arbitration Association at Case Number 01-18-003-2772.

5. Representation by Counsel. Each Party to this Settlement Agreement represents that it has read and reviewed this Settlement Agreement and has either had the benefit of the advice of legal counsel of such Party's choice with respect to the terms of this Settlement Agreement, or had the opportunity to seek such advice, and that each Party has executed this Agreement as such Party's own free act and deed for the uses and purposes set forth herein.

6. Further Assurances. The Parties agree to execute such other and further documents as may be necessary to give effect to the terms of this Settlement Agreement.

7. Attorney's Fees and Costs. The Parties will bear their own attorney's fees and costs incurred in connection with the preparation of this Settlement Agreement.

8. Non-Admission of Liability. This Settlement Agreement is a compromise and settlement of disputed claims and is entered into in order to avoid the expense and uncertainty of litigation. This Settlement Agreement shall in no event be construed as or be deemed to be evidence of an admission or concession on the part of any Party of any liability or wrongdoing whatsoever regarding any matter relating to the subject of this Settlement Agreement. This Settlement Agreement, and each of its provisions, will not be offered or received in evidence in any action or proceeding as an admission or concession of liability or wrongdoing of any nature on the part of any Party.

9. Confidentiality. The Parties represent, warrant, and confirm that they have not disclosed or discussed, orally or in writing, the negotiations and discussions leading to this

Agreement, the existence of this Agreement, or any of its terms and conditions with any person, organization, or entity other than their respective attorneys or tax advisors. The Parties agree to maintain confidentiality, except as required by law, regarding the Award, the claims, defenses, and facts and circumstances underlying the Award, the Judgment, and the existence and substance of this Agreement, including the amount paid under this Agreement, except that the Parties may disclose this Agreement to their respective attorneys, tax advisors, or as required to carry out the terms of this agreement, provided they advise each of them that they are required to keep the terms and existence of this Agreement and its terms confidential. If any Party is required by law or pursuant to a subpoena to disclose information regarding the Award, the Judgment, or this Agreement, that Party agrees to promptly provide written notice to all other parties.

10. Mutual Non-Disparagement. Glosser agrees that he shall not at any time make, publish, or communicate to any person or entity any defamatory or disparaging remarks, comments, or statements concerning KonaTel, McEwen, or this Agreement. KonaTel and McEwen agree that they shall not make, or cause to be made, publish, or communicate to any person or entity any defamatory or disparaging remarks, comments, or statements concerning Glosser or this Agreement. This non-disparagement obligation does not apply to statements made directly to the other Party for the purposes of enforcement of this Agreement, privileged statements made to legal counsel, or statements made under oath or affirmation in a legal or administrative proceeding.

11. Enforceability of Agreement. If, at any time after the date of the execution of this Settlement Agreement, any provision of this Settlement Agreement will be held to be illegal, void, or unenforceable by a Court of competent jurisdiction, such provision will be of no force or effect. However, the illegality or unenforceability of such provisions will have no effect upon and will not impair the enforceability of any other provision of this Settlement Agreement.

12. Execution in Counterparts. This Settlement Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one in the same Settlement Agreement. Any Party may enter into this Settlement Agreement by executing any counterpart, except the Settlement Agreement will not take effect until executed by all Parties hereto. Any Party may enter into this Agreement by facsimile signature, which will be treated as an original signature.

13. Authority. The Parties hereby represent to one another that they have full power and authority to enter into this Settlement Agreement and carry out their obligations.

14. Governing Law. This Settlement Agreement will be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

15. Performance/Non-Performance of Agreement. Upon a default by any Party of its respective obligations under this Settlement Agreement, any other Party may commence an action under this Settlement Agreement to enforce it. Costs, interest, and expenses of suit including reasonable attorney's fees shall be payable to the prevailing Party. The Parties acknowledge that this Agreement may be offered in evidence by any one of them in any judicial or other proceeding to enforce or to seek damages for breach of any of its promises.

16. Integration Clause. The Parties acknowledge and agree that the terms set forth in this Settlement Agreement constitute the entire agreement between the Parties and that this Settlement Agreement may not be modified except by a writing executed by all of the Parties hereto.

IN WITNESS WHEREOF, the Parties to this Settlement Agreement and Mutual Release have caused this Settlement Agreement and Mutual Release to be duly executed.

(signature page follows)

Dated: 2.20.20

Saul Glosser

Dated: February 14, 2020

D. Sean McEwen

KonaTel, Inc.

Dated: February 14,2020

D. Sean McEwen, Chief Executive Officer